Exhibit 99.1

For Immediate Release	Contacts:
(Media) Paul Jacobson (303) 268-6426
(Media) Erica Stull (303) 268-6502
(Investor Relations) Jeff Lawton (303) 268-6419

Adelphia Files Second Amended Plan of Reorganization

Represents Another Step Toward Bankruptcy Resolution and
Completion of Sale to Time Warner and Comcast

Greenwood Village, Colo., June 25, 2005 – Adelphia Communications Corporation (OTC:ADELQ) today filed a second amended plan of reorganization with the U.S. Bankruptcy Court for the Southern District of New York, together with the related amended disclosure statement.

The filing represents continued forward progress toward ultimate resolution of the Adelphia bankruptcy case. A disclosure hearing is expected later this summer, followed by creditor balloting, and a confirmation hearing to approve a final plan of reorganization.

“This amended plan is another milestone in our bankruptcy process, but we still have significant work to do with all the relevant constituents ,” said Bill Schleyer, chairman and CEO of Adelphia. “Over the course of the summer, we will work diligently to balance the competing interests of our bankruptcy constituents and address open issues with a goal of being prepared for a disclosure hearing by the end of summer.  Throughout this process, maximizing value for our bankruptcy constituents has remained our most important goal.  We will keep the process moving ahead.”

The Company noted that this filing sets the stage for the next round of negotiations regarding the plan of reorganization. It is expected that there will be significant negotiations regarding the terms of the proposed plan of reorganization and disclosure statement as the constituents work through a number of inter-creditor issues. It is also expected that the open issues noted in the document and the anticipated negotiations, will result in additional material changes to the proposed plan and disclosure statement.

On April 21, 2005, Adelphia announced that it has reached definitive agreements for Time Warner Inc. (NYSE:TWX) and Comcast Corporation (Nasdaq: CMCSA, CMCSK) to acquire

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substantially all the U.S. assets of Adelphia for $12.7 billion in cash and 16 percent of the common stock of Time Warner’s cable subsidiary, Time Warner Cable Inc.

Copies of the amended plan and the amended disclosure statement as well as a motion for order in aid of confirmation are available in the investor relations and press room sections of the Adelphia corporate web site www.adelphia.com.

About Adelphia

Adelphia Communications Corporation is the fifth-largest cable television company in the country. It serves customers in 31 states and Puerto Rico, and offers analog and digital video services, high-speed Internet access and other advanced services over Adelphia’s broadband networks.

Cautionary Statement Regarding Forward-Looking Information

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, sale of Century/ML Cable Venture (“Century/ML”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is approved and consummated, whether the proposed settlements with the Securities and Exchange Commission and the United States Attorney’s Office for the Southern District of New York and any other agreements needed to effect those settlements are consummated, whether the proposed sale of Century/ML to San Juan Cable, LLC is approved and consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  Many of these factors are outside of the Company’s control.

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